United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(53,966)
Unrealized Gain (Loss) on Market Value of Futures	(446,355)
Dividend Income	738
Interest Income	493
ETF Transaction Fees	700
Total Income (Loss)	$(498,390)

Expenses
General Partner Management Fees	$30,103
SEC & FINRA Registration Expense	3,818
Brokerage Commissions	3,523
NYMEX License Fee	752
Non-interested Directors' Fees and Expenses	656
Prepaid Insurance Expense	435
Other Expenses	22,560
Total Expenses	61,847
Expense Waiver	(15,055)
Net Expenses	$46,792
Net Income (Loss)	$(545,182)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/13	$60,376,102
Withdrawals (100,000 Units)	(5,507,532)
Net Income (Loss)	(545,182)

Net Asset Value End of Month	$54,323,388
Net Asset Value Per Unit (1,000,000 Units)	$54.32

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612